As filed with the Securities and Exchange Commission on May 16, 2022

Registration No. 333-222630

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 49
to

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Ares Real Estate Income Trust Inc.
(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
(303) 228-2200
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey W. Taylor

Partner, Co-President
Ares Real Estate Income Trust Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
(303) 228-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert H. Bergdolt, Esq.
Christopher R. Stambaugh, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

This Post-Effective Amendment No. 49 to the Registration Statement on Form S-11 (Registration No. 333-222630) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK

In accordance with the undertaking of Ares Real Estate Income Trust Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-222630) initially declared effective September 5, 2018 (as amended from time to time, the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 49 to the Registration Statement to deregister $29,912,220 of Class T, Class S, Class D and Class I shares of its common stock that remain unsold under the Registration Statement. Pursuant to this Registration Statement, the Company registered up to $3,000,000,000 of shares of common stock with up to $2,500,000,000 of shares intended to be sold in its primary offering and up to $500,000,000 of shares intended to be sold under its distribution reinvestment plan, though the Company reserved the right to reallocate shares between the primary offering and the distribution reinvestment plan. The Company ceased offering shares of common stock registered under this Registration Statement on May 3, 2022 and accepted aggregate gross offering proceeds of approximately $820,087,780. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Company carried forward $2,150,000,000 of shares of common stock unsold under the Registration Statement to a subsequent registration statement on Form S-11 (File No. 333-252212) initially declared effective May 3, 2022.

By filing this Post-Effective Amendment No. 49 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters $29,912,220 of shares of its common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 16, 2022.

ARES REAL ESTATE INCOME TRUST INC.

By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor Partner, Co-President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on May 16, 2022.

Signature	Title

*	Chairman of the Board and Director
James R. Mulvihill

*	Director
Rajat Dhanda

*	Director
Charles B. Duke

*	Director
Brian P. Mathis

*	Director
David A. Roth

*	Director
Daniel J. Sullivan

*	Director
John P. Woodberry

/s/ JEFFREY W. TAYLOR	Partner, Co-President
Jeffrey W. Taylor	(Principal Executive Officer)

/s/ LAINIE P. MINNICK	Managing Director, Chief Financial Officer and Treasurer
Lainie P. Minnick	(Principal Financial Officer and Principal Accounting Officer)

*By: /s/ LAINIE P. MINNICK	Attorney-in-Fact
Lainie P. Minnick